UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 30, 2010

GBS ENTERPRISES INCORPORATED

 (Exact Name of Registrant as Specified in its Charter)

Nevada	000-53223	27-3755055
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

585 Molly Lane

Woodstock, GA 30189

(Address of principal executive offices)

(404) 474-7256

Issuer’s telephone number

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

This Form 8-K/A (Amendment No. 2) relates to the Form 8-K and Form 8-K/A (Amendment No. 1) filed by GBS Enterprises Incorporated, a Nevada corporation (the “Company”), with the Commission on November 12, 2010 and January 6, 2011, respectively, pertaining to the Company’s purchase of shares of common stock of GROUP Business Software AG (“GROUP”).

The Company is filing this Form 8-K/A (Amendment No. 2) for the following purposes:

1.	To correctly disclose that the Company acquired approximately 28.2% of the outstanding common stock of GROUP on December 30, 2010;

2.	To file the financial statements required under Item 9.01 of Form 8-K and Regulation S-X as Exhibits 99.1 and 99.2 to this Form 8-K/A (Amendment No. 2); and

3.	To disclose under Item 8.01 (Other Events) that the Company acquired 883,765 additional shares of common stock of GROUP on February 12, 2012, thereby maintaining its ownership of approximately 50.1% of the outstanding shares of GROUP common stock.

Item 1.01 Entry into a Material Definitive Agreement.

Effective on December 30, 2010, the Company acquired approximately 28.2% of the issued and outstanding shares of common stock of GROUP Business Software AG, a Frankfurt-based German software company (“GROUP”), pursuant to Share Purchase Agreements between the Company and several of GROUP’s stockholders, including Mr. Joerg Ott (also the Company’s Chairman and Chief Executive Officer). Pursuant to the Share Purchase Agreements, the Company acquired an aggregate of 7,115,500 shares of common stock of GROUP in consideration for an aggregate of 3,043,985 shares of the Company’s common stock.

On January 6, 2011, the Company acquired an additional 5,525,735 shares of common stock of GROUP, representing approximately 21.9% of the issued and outstanding shares, from several additional GROUP stockholders in consideration for an aggregate of 2,361,426 shares of the Company’s common stock.

In total, the Company purchased an aggregate of 12,641,235 shares of common stock of GROUP from a total of nine GROUP stockholders in consideration for an aggregate of 5,405,411 shares of common stock of the Company, resulting in the Company owning a controlling equity interest of approximately 50.1% in GROUP. The Company conducts its primary business through GROUP.

Item 2.01 Completion of Acquisition or Disposition of Assets

The disclosure disclosed in Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued an aggregate 5,405,411 shares of common stock of the Company as disclosed in Item 1.01 above (which is incorporated by reference herein) under the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded the Company under Regulation S promulgated under the Securities Act due to the fact the none of the recipients were U.S. citizens.

Item 8.01 Other Events

On February 27, 2012, the Company acquired an additional 883,765 shares of common stock of GROUP to maintain its 50.1% ownership of GROUP. On February 27, 2012, an outstanding loan of GROUP was converted into an aggregate of 1,750,000 shares of GROUP common stock, thereby increasing GROUP’s outstanding common stock to 26,982,000 shares. As a result of the foregoing increase in the number of outstanding shares of GROUP common stock, the Company increased its ownership of GROUP common stock to an aggregate of 13,525,000 shares, representing approximately 50.1% of the outstanding common stock of GROUP. The Company purchased the 883,765 shares of GROUP common stock from GAVF LLC for an average purchase price of $0.70 per share.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description:
10.1

Stock Purchase Agreement, dated November 5, 2010, between GBS Enterprises Incorporated and LVM Landwirtschaftlicher Versicherungsverein AG (Closing Date: December 30, 2010) [Incorporated by reference to the Company’s Form 10-Q/A Amendment No. 2 for the quarter ended December 31, 2010]

10.2

Stock Purchase Agreement, dated November 3, 2010, between GBS Enterprises Incorporated and MPire Capital City (Closing Date: December 30, 2010) [Incorporated by reference to the Company’s Form 10-Q/A Amendment No. 2 for the quarter ended December 31, 2010]

10.3

Stock Purchase Agreement, dated November 5, 2010, between GBS Enterprises Incorporated and Stone Mountain Ltd. (Closing Date: December 30, 2010) [Incorporated by reference to the Company’s Form 10-Q/A Amendment No. 2 for the quarter ended December 31, 2010]

10.4

Stock Purchase Agreement, dated November 3, 2010, between GBS Enterprises Incorporated and Tuomo Tilman (Closing Date: December 30, 2010) [Incorporated by reference to the Company’s Form 10-Q/A Amendment No. 2 for the quarter ended December 31, 2010]

10.5

Stock Purchase Agreement, dated November 5, 2010, between GBS Enterprises Incorporated and vbv Vitamin B Venture GmbH (Closing Date: December 30, 2010) [Incorporated by reference to the Company’s Form 10-Q/A Amendment No. 2 for the quarter ended December 31, 2010]

10.6

Stock Purchase Agreement, dated November 5, 2010, between GBS Enterprises Incorporated and Jyrki Salminen (Closing Date: December 30, 2010) [Incorporated by reference to the Company’s Form 10-Q/A Amendment No. 2 for the quarter ended December 31, 2010]

10.7

Stock Purchase Agreement, dated January 5, 2011, between GBS Enterprises Incorporated and Delta Consult LP (Closing Date: January 6, 2011) [Incorporated by reference to the Company’s Form 10-Q/A Amendment No. 2 for the quarter ended December 31, 2010]

10.8

Stock Purchase Agreement, dated January 5, 2011, between GBS Enterprises Incorporated and GAVF LLC (Closing Date: January 6, 2011) [Incorporated by reference to the Company’s Form 10-Q/A Amendment No. 2 for the quarter ended December 31, 2010]

10.9

Stock Purchase Agreement, dated January 5, 2011, between GBS Enterprises Incorporated and K Group (Closing Date: January 6, 2011) [Incorporated by reference to the Company’s Form 10-Q/A Amendment No. 2 for the quarter ended December 31, 2010]

99.1*	Audited 2010 Financial Statements of GROUP Software Business AG

99.2*	Unaudited 2010 Pro Forma Financial Statements of GBS Enterprises Incorporated

*Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBS ENTERPRISES INCORPORATED

By:	/s/ Markus R. Ernst
Markus R. Ernst
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: March 12, 2012